Exhibit 99.1

DemandTec Announces First Quarter Fiscal Year 2012 Financial Results

SAN MATEO, Calif. — June 30, 2011— DemandTec, Inc. (NASDAQ: DMAN), the collaborative optimization network for retailers and consumer products companies, today announced financial results for the first quarter of fiscal year 2012 ended May 31, 2011.

“We are confident that the key success drivers are in place to help us achieve our business goals,” said Dan Fishback, President and Chief Executive Officer of DemandTec. “The DemandTec network continues to evolve, and I believe that our expanded product offerings will allow us to add new business with both retail and consumer products manufacturers, and renew and expand relationships with our existing customers globally.”

First Quarter Financial Highlights

Revenue:

•                  Revenue was $22.5 million in the first quarter of fiscal 2012, compared to $18.0 million in the first quarter of fiscal 2011 and $22.3 million in the fourth quarter of fiscal 2011.

Gross Profit:

•                  GAAP gross profit was $13.5 million in the first quarter of fiscal 2012, compared to a gross profit of $10.9 million in the first quarter of fiscal 2011.

•                  Non-GAAP gross profit, which excludes stock-based compensation expense, and amortization of purchased intangibles, was $14.9 million in the first quarter of fiscal 2012, representing a non-GAAP gross margin of 66.4%, compared to $11.7 million in the first quarter of fiscal 2011, which represented a non-GAAP gross margin of 65.1%.

GAAP Operating and Net Loss:

•                  Loss from operations was $7.0 million in the first quarter of fiscal 2012, compared to a loss from operations of $5.9 million in the first quarter of fiscal 2011.

•                  Net loss was $7.1 million, or ($0.22) per share in the first quarter of fiscal 2012, compared to a net loss of $5.9 million, or ($0.20) per share, in the first quarter of fiscal 2011.

Non-GAAP Operating and Net Loss:

•                  Non-GAAP loss from operations, which excludes $3.3 million in stock-based compensation expense, $932,000 in amortization of purchased intangible assets, $451,000 of restructuring charges, and $194,000 of acquisition-related costs, was $2.2 million in the first quarter of fiscal 2012, compared to a non-GAAP operating loss of $2.7 million in the first quarter of fiscal 2011.

•                  Non-GAAP net loss was $2.2 million, or ($0.07) per diluted share, in the first quarter of fiscal 2012, compared to a non-GAAP net loss of $2.7 million, or ($0.09) per diluted share, in the first quarter of fiscal 2011.

•                  In connection with recent acquisitions of AIS, LLC and M-Factor, Inc., during the first quarter the company had $969,000 of post-acquisition nonrecurring expenses associated with personnel costs for employees and facilities that will not be part of continuing operations going forward. Without these additional nonrecurring expenses, non-GAAP operating loss would have been $1.2 million, and non-GAAP net loss would have been $1.2 million, or ($0.04) per diluted share, in the first quarter of fiscal 2011.

Cash:

•                  Cash, cash equivalents and marketable securities at the end of the first quarter of fiscal 2012 totaled $68.6 million, a decrease of approximately $4.4 million from the end of the fourth quarter of fiscal 2011.

•                  For the first quarter of fiscal year 2012, the company generated $3.1 million cash from operations and invested $1.1 million in capital expenditures, resulting in free cash flow of $2.0 million.

Conference Call Information

DemandTec will host a conference call today, June 30, 2011, at 5:00 p.m. ET (2:00 p.m. PT) to discuss the company’s financial results and financial guidance. Those interested in participating in the call should dial 800-762-8779.  A replay of the conference call will be available by calling 303-590-3030 using passcode 4445957 starting at approximately 8:00 p.m. ET on Thursday, June 30, 2011 and ending on Thursday, July 7, 2011.  In addition, an archived webcast will be available on the Investor Relations page of the company’s website at http://investor.demandtec.com.

About DemandTec

DemandTec (NASDAQ:DMAN) connects more than 400 retailers and consumer products companies, providing common solutions to transact, interact, and collaborate on core merchandising and marketing activities.  DemandTec’s services enable customers to achieve their sales volume, revenue, shopper loyalty, and profitability objectives.  DemandTec customers have collaborated on nearly four million trade deals.  DemandTec software and analytical services utilize a science-based platform to model and understand consumer behavior.  DemandTec customers include leading retailers and consumer products companies such as Ahold USA, Best Buy, ConAgra Foods, Delhaize America, General Mills, H-E-B Grocery Co., The Home Depot, Hormel Foods, Monoprix, PETCO, Safeway, Sara Lee, Target, Walmart, and WH Smith.

Forward-Looking Statements

This press release contains forward-looking statements regarding DemandTec’s expectations, hopes, plans, intentions or strategies, including statements about the company’s future financial performance, financial condition or results of operations, statements as to the plans of management for future operations, and statements as to management’s beliefs regarding the market’s interest in DemandTec’s services.  We may, in some cases, use words such as “believes,” “expects,” “anticipates,” “plans,” “estimates,” and similar expressions to identify these forward-looking statements.  These forward-looking statements involve risks and uncertainties, as well as assumptions that if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements.  The risks and uncertainties include changes in our pricing policies or those of our competitors, fluctuations in demand for our software, our ability to develop and implement in a timely manner new software and enhancements that meet customer requirements, customer timely payment of invoices, any significant changes in the competitive dynamics of our market, including new entrants or substantial discounting of products, general economic conditions in the retail and consumer products markets, the impact of the recent global economic crisis or other adverse economic conditions, and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission (“SEC”). More information about these and other risks that may impact DemandTec’s business are set forth in DemandTec’s Annual Report on Form 10-K, as well as subsequent reports filed with the SEC.  All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.  Any future products, features or related specifications that may be referenced in this release are for information purposes only and are not commitments to deliver any technology or enhancement.  DemandTec reserves the right to modify future product plans at any time.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons why management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled “Use of Non-GAAP Financial Measures” as well as the related tables. We anticipate disclosing forward-looking non-GAAP financial information in our conference call to discuss our first quarter fiscal year 2012 results, including an estimate of revenue, non-GAAP operating loss and net loss per share for the second quarter and full year fiscal 2012 that excludes stock-based compensation expenses, amortization of purchased intangible assets, restructuring charges, and acquisition related expenses.  We cannot readily estimate our expected stock-based compensation expenses for these future periods, as they depend upon such factors as our future stock price for purposes of computation.

DemandTec Investor Contact:

Tim Shanahan

(650) 645-7103

tim.shanahan@demandtec.com

Media Contact:

Karen Cohen, DemandTec, Inc.

(650) 645-7126

karen.cohen@demandtec.com

DemandTec and the DemandTec logo are registered trademarks of DemandTec, Inc.

Source: DemandTec, Inc. (DMAN)

	DemandTec, Inc.
	Condensed Consolidated Balance Sheets
	(in thousands)
	May 31,	February 28,
	2011	2011
	(Unaudited)
Current assets:
Cash and cash equivalents	$35,349	$26,583
Marketable securities	30,059	40,834
Accounts receivable, net of allowances	16,285	9,357
Other current assets	4,212	3,548
Total current assets	85,905	80,322

Marketable securities, non-current	3,219	5,563
Property, equipment and leasehold improvements, net	6,973	6,556
Intangible assets, net	5,773	2,714
Goodwill	26,074	18,828
Other assets	1,738	1,112
Total assets	$129,682	$115,095

Current liabilities:
Accounts payable and accrued expenses	$12,718	$13,084
Deferred revenue	53,898	41,121
Total current liabilities	66,616	54,205

Deferred revenue, non-current	3,783	304
Other long-term liabilities	2,148	1,783

Stockholders’ equity:
Common stock	167,144	161,537
Accumulated other comprehensive income (loss)	(74)	147
Accumulated deficit	(109,935)	(102,881)
Total stockholders’ equity	57,135	58,803
Total liabilities and stockholders’ equity	$129,682	$115,095

	DemandTec, Inc.
	Condensed Consolidated Statements of Operations
	(in thousands, except per share data)
	(unaudited)
	Three Months Ended May 31,
	2011	2010

Revenue	$22,461	$18,045
Cost of revenue	8,912	7,114
Gross profit	13,549	10,931

Operating expenses:
Research and development	9,619	7,772
Sales and marketing	7,483	6,325
General and administrative	2,804	2,412
Amortization of purchased intangible assets	211	292
Restructuring charges	451	—
Total operating expenses	20,568	16,801

Loss from operations	(7,019)	(5,870)
Other income, net	60	26
Loss before provision for income taxes	(6,959)	(5,844)
Provision for income taxes	95	23

Net loss	$(7,054)	$(5,867)

Net loss per share - basic and diluted	$(0.22)	$(0.20)

Weighted average shares used in per share calculation, basic and diluted	32,177	29,777

	DemandTec, Inc.
	Condensed Consolidated Statements of Cash Flows
	(in thousands)
	(unaudited)
	Three Months Ended May 31,
	2011	2010
Operating activities:
Net loss	$(7,054)	$(5,867)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	900	768
Stock-based compensation expense	3,271	2,449
Amortization of purchased intangible assets	932	757
Provision for doubtful accounts	—	460
Other	(61)	(87)
Changes in operating assets and liabilities:
Accounts receivable	(6,416)	(133)
Prepaid expenses and other current assets	(159)	201
Other assets	(574)	(197)
Accounts payable and accrued liabilities	154	860
Accrued compensation	(2,474)	(1,701)
Deferred revenue	14,631	(1,868)
Net cash provided by (used in) operating activities	3,150	(4,358)

Investing activities:
Purchases of property, equipment, and leasehold improvements	(1,135)	(968)
Purchases of marketable securities	(6,708)	(16,450)
Maturities of marketable securities	19,827	14,845
Acquisition of TradePoint (payment of promissory note)	—	(426)
Acquisition of M-Factor, net of cash received	(8,687)	—
Net cash provided by (used in) investing activities	3,297	(2,999)

Financing activities:
Proceeds from issuance of common stock	2,336	686
Payment of employee withholding tax in lieu of issuing common stock	—	(937)
Net cash provided by (used in) financing activities	2,336	(251)
Effect of exchange rate changes on cash and cash equivalents	(17)	(6)
Net increase (decrease) in cash and cash equivalents	8,766	(7,614)
Cash and cash equivalents at beginning of period	26,583	21,335
Cash and cash equivalents at end of period	$35,349	$13,721

	DemandTec, Inc.
	Reconciliation of GAAP to Non-GAAP Financial Measures
	(in thousands, except per share data)
	(unaudited)
	Three Months Ended May 31,
	2011	2010

GAAP cost of revenue	$8,912	$7,114
Deduct:
Stock-based compensation	(654)	(352)
Amortization of purchased intangible assets	(721)	(465)
Non-GAAP cost of revenue	$7,537	$6,297

GAAP gross profit	$13,549	$10,931
Add back:
Stock-based compensation	654	352
Amortization of purchased intangible assets	721	465
Non-GAAP gross profit	$14,924	$11,748

GAAP gross margin	60.3%	60.6%
Add back:
Stock-based compensation	2.9%	1.9%
Amortization of purchased intangible assets	3.2%	2.6%
Non-GAAP gross margin	66.4%	65.1%

GAAP research and development expense	$9,619	$7,772
Deduct stock-based compensation	(1,182)	(705)
Non-GAAP research and development expense	$8,437	$7,067

GAAP sales and marketing expense	$7,483	$6,325
Deduct stock-based compensation	(790)	(732)
Non-GAAP sales and marketing expense	$6,693	$5,593

GAAP general and administrative expense	$2,804	$2,412
Deduct:
Stock-based compensation	(645)	(660)
Acquisition-related costs	(194)	—
Non-GAAP general and administrative expense	$1,965	$1,752

GAAP total operating expense	$20,568	$16,801
Deduct:
Stock-based compensation	(2,617)	(2,097)
Amortization of purchased intangible assets	(211)	(292)
Restructuring charges	(451)	—
Acquisition-related costs	(194)	—
Non-GAAP total operating expense	$17,095	$14,412

GAAP loss from operations	$(7,019)	$(5,870)
Add back:
Stock-based compensation	3,271	2,449
Amortization of purchased intangible assets	932	757
Restructuring charges	451	—
Acquisition-related costs	194	—
Non-GAAP loss from operations	$(2,171)	$(2,664)

GAAP net loss	$(7,054)	$(5,867)
Add back:
Stock-based compensation	3,271	2,449
Amortization of purchased intangible assets	932	757
Restructuring charges	451	—
Acquisition-related costs	194	—
Non-GAAP net loss	$(2,206)	$(2,661)

GAAP net loss per share	$(0.22)	$(0.20)
Non-GAAP net loss per share	$(0.07)	$(0.09)

Weighted average shares outstanding	32,177	29,777

GAAP cash flow from operations	$3,150	$(4,358)
Deduct purchases of property, equipment and leasehold improvements	(1,135)	(968)
Non-GAAP free cash flow	$2,015	$(5,326)

Use of Non-GAAP Financial Measures

The accompanying press release dated June 30, 2011 contains non-GAAP financial measures. The above table reconciles the non-GAAP financial measures in the press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP measures include non-GAAP cost of revenue, gross profit, gross margin, operating expenses, income from operations, net income, net income per share amounts, and free cash flow.

Our non-GAAP financial measures exclude costs and expenses for (i) amortization of purchased intangibles, (ii) stock-based compensation expense, (iii) restructuring charges, and (iv) acquisition-related costs.

Amortization of Purchased Intangible Assets. In accordance with GAAP, we amortize intangible assets acquired in connection with our company and technology acquisitions over the estimated useful lives of the assets.  We exclude the amortization of purchased intangible assets from our non-GAAP financial measures because they (i) result from prior acquisitions, rather than the ongoing operating performance of our business, and (ii) absent additional acquisitions, are expected to decline over time as the remaining carrying amounts of these assets are amortized. We believe excluding these costs helps investors compare our financial performance with that of other companies with different acquisition histories. However, we recognize that amortization costs provide a helpful measure of the financial impact and performance of prior acquisitions and consider our non-GAAP financial measures in conjunction with our GAAP financial results that include amortization costs.

Stock-Based Compensation Expense. We exclude stock-based compensation expense associated with equity incentives granted to employees, non-employees and non-executive directors in our non-GAAP financial measures. While stock-based compensation is a significant component of our expenses, we believe that investors may wish to exclude the effects of stock-based compensation expense in comparing our financial performance with that of other companies.

Restructuring Charges. We have excluded restructuring charges associated with a reduction in our workforce, primarily accrued severance, and the early termination of two M-Factor leases from our non-GAAP financial measures for the three months ended May 31, 2011. We have excluded expenses associated with these actions because they are non-recurring and because we believe investors may wish to exclude the effects of these actions in evaluating our financial performance for the quarter.

Acquisition-Related Costs. We have excluded acquisition-related costs associated with our acquisitions of M-Factor, Inc. from our non-GAAP financial measures for the three months ended May 31, 2011. We have excluded expenses associated with these acquisitions because they are non-recurring and because we believe investors may wish to exclude the effects of these acquisitions in evaluating our financial performance for the quarter.

Free Cash Flow. Free cash flow is calculated as the total cash provided by (used in) operating activities less amounts paid for purchases of property, equipment, and leasehold improvements.  We use this metric internally to measure our performance in generating cash from our ongoing operations.  As this is a common metric among software-as-a-service companies, we believe our investors may also wish to use this metric to measure how much cash we are able to generate from our ongoing operations.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, GAAP financial measures, which should be considered as the primary financial metrics for evaluating our financial performance. Significantly, non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. Instead, they are based on subjective determinations by management designed to supplement our GAAP financial measures. They are subject to a number of important limitations and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP. In addition, our non-GAAP financial measures differ from GAAP measures with the same names, may vary over time and may differ from non-GAAP financial measures with the same or similar names used by other companies. Accordingly, investors should exercise caution when evaluating our non-GAAP financial measures.